                    AS FILED WITH THE SECURITIES AND EXCHANGE
                         COMMISSION ON DECEMBER 29, 1999


                                                  Registration No. 333-_________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              CLEARWORKS.NET, INC.
                   -----------------------------------------
             (Exact name of registrant as specified in its charter)


             DELAWARE                                 76-0576542
---------------------------------         --------------------------------------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)


2450 FONDREN, SUITE 200, HOUSTON, TEXAS                               77063
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                           (Zip  Code)


                              CLEARWORKS.NET, INC.
                          1999 LONG-TERM INCENTIVE PLAN
                                       AND
                             1998 STOCK WARRANT PLAN

--------------------------------------------------------------------------------
                           (Full titles of the plans)

                   Michael T. McClere, Chief Executive Officer
                              ClearWorks.net, Inc.
                             2450 Fondren, Suite 200
                              Houston, Texas 77063
--------------------------------------------------------------------------------
                     (Name and address of agent for service)
                                 (713) 334-2595
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                                    Copy to:


                             Alan L. Talesnick, Esq.
                                Patton Boggs LLP
                         1660 Lincoln Street, Suite 1900
                             Denver, Colorado 80264
                                 (303) 830-1776


                         CALCULATION OF REGISTRATION FEE

============================================================================================================================
 Title Of Securities To            Amount To Be                Proposed              Proposed               Amount Of
           Be                      Registered                   Maximum               Maximum            Registration Fee
                                                            Offering Price           Aggregate
     Registered (1)                                             Per Unit          Offering Price
----------------------------------------------------------------------------------------------------------------------------
Common Stock,                 10,000,000 shares (2)            $2.5156            $25,156,000 (3)            6,700
$.001 par value
----------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par        1,000,000 shares (4)            $3.00               $3,000,000                  792
value, underlying Class
A Warrants
----------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par        1,000,000 shares (5)            $6.00               $6,000,000                1,584
value, underling Class B
Warrants
============================================================================================================================


(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 1999 Long-Term Incentive Plan (the "Incentive Plan").

(2) Consists of 10,000,000 shares, in whole or in part, of authorized and unissued shares or treasury shares pursuant to our Incentive Plan.

(3) The Proposed Maximum Aggregate Offering Price was calculated using the exercise price of the options and warrants previously granted for the shares underlying such options, and, pursuant to Rule 457(h), using the average of the high and low reported sales prices of the Company's common stock on the OTC Bulletin Board on December 28, 1999, which is within five business days of the date of filing (December 29, 1999) of this registration statement, for shares for which the exercise price is unknown because options or warrants representing those shares have not yet been granted.

(4) Consists of 1,000,000 shares underlying Class A Warrants issuable pursuant to our 1998 Stock Warrant Plan (the "Stock Warrant Plan").

(5) Consists of 1,000,000 shares underlying Class B Warrants issuable pursuant to our Stock Warrant Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         This registration statement relates to two separate prospectuses.


         Items 1 and 2 hereof, and the documents incorporated herein by reference pursuant to Part II, Item 3 hereof, constitutes the first prospectus relating to offers by our employees and consultants of 10,000,000 shares of common stock to be issued pursuant to our Incentive Plan and of 2,000,000 shares of common stock to be issued pursuant to our Stock Warrant Plan. Pursuant to the requirements of Form S-8 and Rule 428, the information specified in Part I of Form S-8 will be sent or given to Plan participants as specified by Rule 428(b)(1). The second prospectus, referred to as the re-offer prospectus, relates to the re-offer or resale of any shares which are deemed to be "control securities" or "restricted securities" under the Securities Act of 1933, as amended.

                                                             REOFFER PROSPECTUS




                              CLEARWORKS.NET, INC.
                        12,000,000 SHARES OF COMMON STOCK


         This prospectus relates to the transfer of up to 12,000,000 shares of common stock of ClearWorks.net, Inc. by the selling stockholders identified in this prospectus. The shares have been, or will be, acquired by the selling stockholders through awards granted under and upon the exercise of options and warrants granted under our 1999 Long-Term Incentive Plan and 1998 Stock Warrant Plan. We will not receive any of the proceeds from the sale of the shares by the selling stockholders. However, we will receive proceeds from the exercise of options and warrants to purchase shares of common stock that may be granted under the Plans.

         The selling stockholders have not entered into any underwriting arrangements. The prices for the common stock may be the market prices prevailing at the time of transfer, prices related to the prevailing market prices, or negotiated prices. Brokerage fees or commissions may be paid by the selling stockholders in connection with sales of our shares. We will not receive any of the proceeds from the sale of the shares.

         OUR COMMON STOCK IS TRADED ON THE OTC BULLETIN BOARD UNDER THE SYMBOL "CLWK". ON DECEMBER 28, 1999, THE CLOSING PRICE OF THE COMMON STOCK WAS $2.3125 PER SHARE.

         INVESTING IN OUR SHARES INVOLVES CERTAIN RISKS. SEE THE "RISK FACTORS" SECTION BEGINNING ON PAGE 4.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.







                The date of this prospectus is December 29, 1999

                    ----------------------------------------

                                TABLE OF CONTENTS

                    ----------------------------------------





PROSPECTUS SUMMARY............................................................3


RISK FACTORS..................................................................4


THE COMPANY...................................................................6


SELLING STOCKHOLDERS..........................................................8


PLAN OF DISTRIBUTION..........................................................9


LEGAL MATTERS.................................................................9


EXPERTS.......................................................................9


INDEMNIFICATION..............................................................10


WHERE YOU CAN FIND MOREINFORMATION...........................................10


INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..............................11

                               PROSPECTUS SUMMARY

         THE FOLLOWING SUMMARY HIGHLIGHTS INFORMATION CONTAINED IN THIS PROSPECTUS. IT MAY NOT BE COMPLETE AND MAY NOT CONTAIN ALL THE INFORMATION THAT YOU SHOULD CONSIDER BEFORE INVESTING IN THE COMMON STOCK. YOU SHOULD READ THIS ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE "RISK FACTORS" SECTION.



THE COMPANY                         We provide voice, data and video services
                                    for both commercial and residential
                                    customers. We also provide structured
                                    wiring and computer hardware and software integration services to residential, commercial and education customers. We operate and provide our services in Houston, Texas and San Antonio, Texas and have a small office in Las Vegas, Nevada.

THE OFFERING                        The selling stockholders may sell a total
                                    of 12,000,000 shares of common stock. The shares have been or will be acquired by the selling stockholders pursuant to our 1999
                                    Long-Term Incentive Plan and 1998 Stock
                                    Warrant Plan.

                                    The shares may be sold at market prices or other negotiated prices. The selling stockholders have not entered into any underwriting arrangements for the sale of the shares.

                                    WE WILL NOT RECEIVE ANY PROCEEDS FROM THE
                                    SALE OF COMMON STOCK BY THE SELLING
                                    STOCKHOLDERS. HOWEVER, WE WILL RECEIVE
                                    PROCEEDS FROM THE EXERCISE OF OPTIONS AND
                                    WARRANTS TO PURCHASE SHARES OF COMMON STOCK
                                    GRANTED UNDER THE PLANS.

COMPANY OFFICES                     Our offices are located at 2450 Fondren,
                                    Suite 200, Houston, Texas 77063, telephone number (713) 334-2595.

                                  RISK FACTORS

         PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER, TOGETHER WITH THE OTHER INFORMATION HEREIN, THE FOLLOWING FACTORS THAT AFFECT US.


WE HAVE HAD OPERATING LOSSES IN THE PAST.

         We had net losses of $252,316 for the fiscal year ended December 31, 1998 and of $757,000 for the nine-month period ended September 30, 1999. Although we did have net earnings of $8,338 for the fiscal year ended December 31, 1997, there is no assurance that our future operations will again be profitable.

WE DEPEND ON KEY EMPLOYEES.

         We are highly dependent on the services of Michael T. McClere, our Chairman of the Board and Chief Executive Officer, and Shannon D. McLeroy, our President and Secretary. The loss of either or both of Mr. McClere or Mr. McLeroy could hurt our business. We do not carry "key man" life insurance on Mr. McClere or Mr. McLeroy, and there is no guarantee that we could replace either at an affordable compensation level.

WE MAY NEED ADDITIONAL CAPITAL.

         We have incurred capital expenditures for construction of operating facilities, equipment and office furniture used in our operations and leasehold improvements for our executive offices. Capital expenditures during the year ended December 31, 1998, totaled $210,000 and for the nine months ended September 30, 1999, totaled $1,871,000. We estimate that we will need approximately $3,000,000 over the next twelve months to construct communications facilities in order to deliver our Bundled Digital Services sm to our customers. On December 13, 1999, we closed a $5,000,000 private placement agreement which will provide the capital over the next twelve months to provide construction of communication facilities.

HISTORICALLY, WE DEPENDED ON JUST A FEW MAJOR CUSTOMERS.

         Although we have many customers, including oil and gas companies, real estate developers, home builders, multiple unit developers, and individuals, each of Enron Corp. and Exxon Chemical Americas represented more than ten percent of our revenues last year. Specifically, for the year ended December 31, 1998, Enron Corp. accounted for 20.36% of our revenues and Exxon Chemical Americas accounted for 10.35% of our revenues. However, it is currently anticipated that neither of these companies will represent 10% or more of our revenues for 1999.

WE DEPEND ON THE AVAILABILITY OF SKILLED LABOR.

         The Company is growing rapidly, and we believe that our future success will depend to a significant extent upon our ability to attract, train and retain skilled technical, management, sales, marketing and consulting personnel. Competition for skilled personnel is intense, and if we fail to attract or retain such personnel our business could suffer.

WE FACE STRONG COMPETITION.

         Our Bundled Digital Services-SM- business is in intense competition with many cable, telephone and Internet companies, and such competition is expected to increase. Our ability to compete depends upon many factors, some of which are beyond our control, including the timing of introduction of new products and enhancements to existing products that we and our competitors have developed, customer service and support, sales and marketing efforts, and the performance, price and reliability of the Company's products.

         Our competition includes Internet service providers, telecommunications companies and cable television companies that have longer operating histories, longer customer relationships, and substantially greater financial, management, technical development, sales, marketing, and other resources. We currently represent less than 1% of the domestic cable, telecommunications, and Internet market.

         We believe that our strengths in attracting customers include: referrals from existing customers; our sales and marketing efforts, including establishment of strategic relationships within the residential and commercial real estate markets; customer service; and the overall cost-effectiveness of our products. We believe that these strengths will assist our efforts to attract a share of the ever-increasing market of customers who are requiring that their telephone, video and Internet services be provided by a single company. However, this trend also could cause greater competition, resulting in increased pricing pressures which could negatively affect our business, results of operations and financial condition.

NEW GOVERNMENT REGULATION COULD INCREASE OUR COSTS.

         Our telecommunication and cable services are regulated by the federal, state and local governments. We are generally required to obtain regulatory approvals in connection with providing telephone and cable television services. For example, the cable and satellite television industry is regulated by the Congress and the Federal Communications Commission (the "FCC"), and various legislative and regulatory proposals under consideration from time to time may substantially affect the Company's business.

         There is no guarantee that new laws or regulations will not affect our products or that appropriate regulatory approvals will continue to be obtained.

WE ARE GROWING RAPIDLY AND INTEND TO CONTINUE THAT GROWTH.

         Because of the Company's small size, we desire to continue to grow rapidly in order to achieve certain economies of scale. Although there is no assurance that this rapid growth will occur, to the extent that it does occur it will place a significant strain on the Company's financial, technical, operational and administrative resources. If we fail to continue to upgrade our technical, administrative, operating and financial control systems, or if unexpected difficulties occur, the Company's business, financial condition and results of operations could be negatively affected.

WE MAY HAVE POTENTIAL CONFLICTS OF INTEREST WITH OUR OFFICERS AND DIRECTORS.

         Potential conflicts of interest may arise between us and our officers and directors. Each officer and director may engage in other business activities in addition to the individual's involvement with us. As a result, conflicts of interest may arise in the area of corporate opportunities or the area of conflicting time commitments. Conflicts of interest also may develop with respect to contractual relationships that we may enter into with our officers and directors.


                                   THE COMPANY

         We provide voice, data and video services for commercial, educational and residential customers. We operate and provide services in Houston, Texas, San Antonio, Texas and have a small office in Las Vegas, Nevada.

         Our vision is to become an industry leader in integrated voice, data and video solutions. We are pursuing this vision by integrating technology and technology based companies into our organization focused on the delivery of a suite of digital services to our clients. We are taking advantage of the convergence of telephone, cable TV, satellite TV, telecommunications and Internet technology to accomplish our objectives. Additionally, we intend to take advantage of the deregulation of the telecommunications industry based on the passage by the US Congress of the Telecommunications Act of 1996.

         We initially began developing our voice, data and video integration capabilities to address business needs. During our early operations, we recognized an opportunity to utilize our expertise to develop and deliver Bundled Digital Services-SM- to residential customers directly. We have developed a proprietary solution to deliver a digital services package directly to consumers. Through research and development (R&D), we possess technology that can utilize a high speed Internet connection for the delivery of all services. We currently provide a wide array of digital solutions to our commercial customers and began deploying our technology to residential customers during the third quarter of 1999.

         On April 27, 1998, Southeast Tire Recycling, Inc., ("Southeast"), a publicly traded Florida corporation with no ongoing operations that previously had been engaged in the tire recycling business, purchased the stock of Millennium Integration Technologies, L.L.C, ("Millennium"). As a result, Millennium became a wholly owned subsidiary of Southeast. The exchange of shares between Millennium and Southeast was accounted for as a recapitalization of the Millennium operations into the corporate shell of Southeast. At the time of this transaction, Southeast was an empty corporate shell. On May 12, 1998, Southeast merged with and into the Company.

         On May 12, 1998, Southeast merged with and into ClearWorks Technologies, Inc. (the "Company"), a Delaware corporation with no stockholders, and the stockholders of Southeast became stockholders of ClearWorks. The exchange of shares between Southeast and the Company was accounted for as a second recapitalization of the Millennium operations into the corporate shell of the Company.

         We then proceeded to expand our high tech business by acquiring InfraResources, L.L.C.

("InfraResources") through our wholly owned subsidiary, Millennium, on May 26, 1998. We paid $40,000 cash and 80,000 shares of our restricted common stock in exchange for all the outstanding interests of InfraResources. The value recorded on the Company's books for the restricted common stock issued by the Company was determined by the Company's management to be $2.06 per share. The funding for this acquisition was derived from the Company's revenues. InfraResources is a provider of high-end consulting services with respect to integrated solutions for client/server based computing.

         On May 29, 1998, we acquired all the outstanding shares of Team Renaissance, Inc. ("TeamLink") in exchange for 156,250 shares of the Company's restricted common stock. TeamLink is a provider of network computing solutions that specializes in delivering systems integration services, design services, and structured wiring solutions. The value recorded on the Company's books for the restricted common stock issued by the Company was determined by the Company's management to be $2.06 per share.

         On November 19, 1998, we purchased all the assets of Vidatel Communications ("Vidatel"), a sole proprietorship owned by Juan "John" Diaz, which is engaged in the business of laying fiber optic and copper based cable. The Company issued Mr. Diaz 98,039 shares of its restricted common stock as consideration for the Vidatel assets. The value recorded on the Company's books for the restricted common stock issued by the Company was determined by the Company's management to be $1.53 per share. The Company incurred no liabilities in this transaction other than assuming a note payable to Planet Ford bearing interest at 13.46%, due $513.33 monthly until September 2002, in the principal amount of $18,078.

         On May 14, 1999, we acquired all the membership interests of Archer-Mickelson Technologies, L.L.C. ("Archer"), and Archer became a wholly owned subsidiary of the Company. Archer provides the integration services described above in the description of the business of the Company. As consideration for the purchase of Archer, we paid $50,000 and 75,000 restricted shares of its common stock. In addition, the Company agreed to pay certain note obligations of Archer in the amount of $5,547. The value recorded on the Company's books for the restricted common stock issued by the Company was determined by the Company's management to be $1.00 per share. The funding for this acquisition was derived from the Company's revenues. On June 3, 1999, Archer reorganized itself into ClearWorks Integration Services, Inc., a Texas corporation.

         On or about April 27, 1999, the Company began using the name ClearWorks.net, Inc. By that time, ClearWorks had three wholly owned subsidiaries:

         (1) ClearWorks Integration Services, Inc. (formerly Archer-Mickelson Technologies, L.L.C).

         (2) ClearWorks Structured Wiring, Inc. (formerly Millennium Integration Technologies, Inc.), and

         (3) ClearWorks Communications, Inc. (which has two wholly owned subsidiaries called Northpointe Telecom Services, L.L.C. and Stonegate Telecom, L.L.C.).

         The primary reason for the use of the new name, which refers to the Internet, is that we utilize Internet Protocol technology in providing
Bundled Digital Services-SM- to our customers. Our activities also relate to the Internet because our use of high-speed fiber optics cable is anticipated to aid in reducing Internet bottlenecks.


                              SELLING STOCKHOLDERS

         There is an aggregate of 10,000,000 shares of common stock reserved for issuance pursuant to awards and upon the exercise of options granted under the Incentive Plan (the "Shares") and an aggregate of 2,000,000 shares of common stock reserved for issuance upon the exercise of warrants granted under the Stock Warrant Plan (the "Warrants"). The Shares and the Warrants are covered by the registration statement on Form S-8, of which this prospectus is a part, which we filed with the SEC.

         The 12,000,000 shares of common stock, the resales of which are covered by this prospectus, consist of shares that have been or may be acquired by certain option and warrant holders through grants under the Incentive Plan and the Warrant Plan.

         The following table sets forth the name and position of each prospective selling stockholder; the number of shares of our shares owned as of the date of this prospectus, including shares which may be acquired pursuant to the exercise of outstanding options and warrants; and the number of shares and the percentage owned assuming the sale of all the shares covered by this prospectus.

-----------------------------------------------------------------------------------------------------------------------------
                                                                                                       AFTER OFFERING
-----------------------------------------------------------------------------------------------------------------------------

                                                            NUMBER OF SHARES     NUMBER OF SHARES
                                                              OWNED PRIOR TO        COVERED BY      NUMBER OF
             NAME                        POSITION               OFFERING            PROSPECTUS       SHARES       PERCENT
-----------------------------------------------------------------------------------------------------------------------------
Shannon D. McLeroy              President and Secretary         1,775,000           1,100,000(1)    2,875,000       9.1
-----------------------------------------------------------------------------------------------------------------------------
Michael T. McClere              Chief Executive Officer,
                                Chairman Of The Board,
                                and Director                    4,053,699(4)        1,852,000(2)    5,905,699      18.8
-----------------------------------------------------------------------------------------------------------------------------
Tech Technologies Services LLC  None                            1,980,000(4)          480,000(3)    2,380,000       7.6
-----------------------------------------------------------------------------------------------------------------------------

    --------------------

    (1) Includes immediately exercisable Class A warrants to purchase 300,000 shares of our common stock at an exercise price of $3.00 per share until the warrants expire on April 24, 2003. Also includes immediately exercisable Class B warrants to purchase 300,000 shares of our common stock at an exercise price of $6.00 per share until the warrants expire on April 24, 2008. Also includes immediately exercisable stock options to purchase 500,000 shares of common stock at an exercise price of $2.00 per share until they expire on December 9, 2004.
    (2) Includes Class A warrants to purchase 210,000 shares of our common stock held by Mr. McClere and Class A warrants to purchase 250,000 shares of our common stock held by the Rachel McClere 1998 Trust and the McClere Family Trust. The Class A warrants are immediately exercisable at an exercise price of $3.00 per share until the warrants expire on April 24, 2003. Also includes Class B warrants to purchase 210,000 shares of our common stock held by Mr. McClere and Class B warrants to purchase 250,000 shares of our common stock held by the Rachel McClere 1998 Trust and the McClere Family

         Trust. The Class B warrants are immediately exercisable at an exercise price of $6.00 per share until the warrants expire on April 24, 2008. Also includes immediately exercisable stock options to purchase 500,000 shares of common stock at an exercise price of $2.00 per share until they expire on December 9, 2004.
    (3) Includes immediately exercisable Class A warrants to purchase 240,000 shares of our common stock at an exercise price of $3.00 per share until the warrants expire on April 24, 2003. Also includes immediately exercisable Class B warrants to purchase 240,000 shares of our common stock at an exercise price of $6.00 per share until the warrants expire on April 24, 2008.
    (4) This figure includes 1,980,000 shares. Michael T. McClere, Chief Executive Officer and Chairman of the Board of the Company, owns 90 percent of Tech Technologies Services LLC equity shares. These shares are included twice in the table. They are listed as being held beneficially by both Mr. Michael T. McClere and Tech Technologies Services LLC.

                              PLAN OF DISTRIBUTION

         The 12,000,000 shares covered by this prospectus will be offered, if at all, by our stockholders, and not by us. At the present time, the Company has agreed to issue only 2,000,000 warrants, and the shares underlying the warrants to be issued only upon exercise of the warrants. If any of these shares are sold by a prospective selling stockholder, they will be sold on behalf of that person and it is anticipated that the shares may be offered pursuant to direct sales to private persons and in open market transactions. The prospective selling stockholders may offer the shares to or through registered broker-dealers who will be paid standard commissions or discounts by the prospective selling stockholders. The prospective selling stockholders have not informed us of agreements with brokers to sell any or all of the shares which may be offered hereby.

         Of the 12,000,000 shares which may be offered pursuant to this prospectus, 2,000,000 underlie warrants that currently are outstanding. Currently, there are 1,635,000 options issued and outstanding and 1,528,875 are currently exercisable. The Company has not issued any other shares, or any options or warrants covering shares, which may be offered pursuant to this prospectus. If the warrants to acquire all 2,000,000 shares are exercised, we will receive proceeds of $9,000,000, which proceeds will be added to our working capital. The Company does not know whether any of the warrants will be exercised.

                                  LEGAL MATTERS

         Patton Boggs LLP, Denver, Colorado, has acted as our counsel in connection with this offering and has rendered an opinion concerning the validity of our shares offered by this prospectus.

                                     EXPERTS

         The audited financial statements of ClearWorks.net, Inc. appearing in our Form 10-SB/A-3 have been examined by McManus & Co., P.C., independent public certified accountants. These financial statements are incorporated into this prospectus by reference in reliance upon the report of the accountants included with the financial statements and upon the authority of the accountants as experts in auditing and accounting.

                       SECURITIES AND EXCHANGE COMMISSION
                       POSITION ON CERTAIN INDEMNIFICATION

         Pursuant to Delaware law, the Board of Directors has the power to indemnify officers and directors, present and former, for expenses incurred by them in connection with any proceeding they are involved in by reason of their being or having been an officer or director. The person being indemnified must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests. Our Certificate of Incorporation and Bylaws grant this indemnification to our officers and directors.

         In addition to the general indemnification section, we have adopted a provision under Delaware law that eliminates and limits certain personal liability of a director for monetary damages for breaches of the director's fiduciary duty of care under certain circumstances.

         Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                       WHERE YOU CAN FIND MORE INFORMATION

         This prospectus constitutes a part of a registration statement on Form S-8 we filed with the SEC under the Securities Act. This prospectus does not contain all the information set forth in the registration statement and exhibits thereto, and statements included in this prospectus as to the content of any contract or other document referred to are not necessarily complete. For further information, please review the registration statement and the exhibits and schedules filed with the registration statement.

         In each instance where a statement contained in this prospectus regards the contents of any contract or other document filed as an exhibit to the registration statement, you shall review the copy of that contract or other document filed as an exhibit to the registration statement for complete information. Those statements are furnished in all respects by this reference.

         The Company is subject to the informational requirements of the Exchange Act; and files reports, proxy statements and other information with the SEC in accordance with the Exchange Act. These reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, Room 1024 and at the following Regional Offices of the SEC: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 7 World Trade Center, New York, New York 10048. Copies of such material also can be obtained at prescribed rates by writing to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, this material may also be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. In addition, these materials filed electronically by the Company with the SEC are available at the SEC's World Wide Web site at http://www.sec.gov. The SEC's World Wide Web site contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Information about the operation of the SEC's public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with them, which means: incorporated documents are considered part of this prospectus; we can disclose important information to you by referring to those documents; and information we file with the Securities And Exchange Commission will automatically update and supersede this incorporated information.

         We incorporate by reference the documents listed below, which were filed with the SEC under the Exchange Act:

         - Our Quarterly Report on Form 10-QSB for the quarter ended September 30, 1999;

         - The description of our common stock contained in our registration statement on Form 10-SB/A-3 as filed with the SEC on October 20, 1999; and

         - Any reports filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering made under this prospectus.

         We will provide without charge to each person to whom a copy of this prospectus has been delivered, upon request, a copy of any or all of the documents referred to above that have been or may be incorporated in this prospectus by reference. Requests for such copies should be directed to Glenn Gagnon, 2450 Fondren, Suite 200, Houston, Texas 77063, (713) 334-2595.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The documents listed in (a) and (b) below are incorporated by reference in the registration statement. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of the filing of such documents.

          (a) Our Quarterly Report on Form 10-QSB for the quarter ended September 30, 1999;

          (b) The description of our common stock contained in our registration statement on Form 10-SB/A-3 as filed with the SEC on October 20, 1999; and

          (c) Any reports filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering made under this prospectus.

ITEM 4.   DESCRIPTION OF SECURITIES.


          Employees may receive "Stock Appreciation Rights" which may consist of a right to receive a payment, in cash or common stock, equal to the excess of the "Fair Market Value" or other specified valuation of a specified number of shares of common stock on the date the stock appreciation rights is exercised over specified strike price as set forth in the applicable award agreement. For this purpose, "Fair Market Value" shall be based upon the highest and lowest sales price per share of common stock on the consolidated transaction reporting system for the principal such national securities exchange on that date. If no sale was so reported on that date, "Fair Market Value" shall be determined as of the last preceding date on which such a sale was so reported.


ITEM 5.   INTEREST OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF OFFICERS AND DIRECTORS.

          The Delaware General Corporation Law (the "Delaware Law") provides for indemnification by a corporation of costs incurred by directors, employees, and agents in connection with an action, suit, or proceeding brought by reason of their position as a director, employee, or agent. The person being indemnified must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

         In addition to the general indemnification section, Delaware law provides further protection for directors under Section 102(b)(7) of the Delaware Law. This section was enacted in June 1986 and allows a Delaware corporation to include in its certificate of incorporation a provision that eliminates and limits certain personal liability of a director for monetary damages for certain breaches of the director's fiduciary duty of care, provided that any such provision does not (in the words of the statute) do any of the following:

         "eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
         (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of this Title [dealing with willful or negligent violation of the statutory provision concerning dividends and stock purchases and redemptions], or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective...."

         With regard to employee benefit plans, the Delaware Law provides that a director's conduct for a purpose he reasonably believed to be in the interest of the participants and beneficiaries of the Plan is conduct satisfying the subject indemnity provision. A director's conduct for a purpose that he did not reasonably believe to be in the interest of the participants in or beneficiaries of the Plan shall be deemed as not satisfying the indemnity provision.

         The Board of Directors is empowered to make other indemnification as authorized by the Certificate Of Incorporation, Bylaws or corporate resolution so long as the indemnification is consistent with the Delaware Law. Under our Bylaws, we are required to indemnify its directors to the full extent permitted by the Delaware Law, common law and any other statutory provision.

         We also maintain directors and officers insurance that provides protection for our directors and officers against personal liability for wrongful acts, including protection for certain matters for which we may not provide indemnification, such as stockholder derivative actions.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         4.1      ClearWorks.net. Inc. Long-Term Incentive Plan and Stock
                  Warrant Plan are incorporated by reference from the Company's
                  Form 10-SB/A-3, filed on October 20, 1999.
         4.2      Specimen Warrant Certificate.
         5.1      Opinion of Patton Boggs LLP regarding legality.
         23.1     Consent of Patton Boggs LLP (included in Exhibit 5).
         23.2     Consent of McManus & Co., P.C.
         24.1 Power of Attorney (included in Part II of this registration statement under the caption "Signature").

ITEM 9.  UNDERTAKINGS.

(a)      The undersigned Company hereby undertakes:


         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

               (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act and are incorporated by reference to the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) For purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plans annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising out of the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liability (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-8 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of December, 1999.


                             CLEARWORKS.NET, INC.

                             By:    /s/ Michael T. McClere
                                    -------------------------------------------
                                    Michael T. McClere, Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of the Registrant, by virtue of their signatures to this registration statement appearing below, hereby constitute and appoint Michael T. McClere or Shannon D. McLeroy and each or either of them, with full power of substitution, as attorneys-in-fact in their names, place and stead to execute any and all amendments to this registration statement in the capacities set forth opposite their name and hereby ratify all that said attorneys-in-fact and each of them or his substitutes may do by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Signature                   Title                                    Date
---------                   -----                                    ----
/s/ Michael T. Mcclere      Chief Executive Officer, Chairman Of     December 28, 1999
--------------------------  The Board and Director
Michael T. McClere

/s/ Shannon D. Mcleroy
--------------------------  President and Secretary                  December 28, 1999
Shannon D. McLeroy

/s/ Carl A. Chase           Chief Financial Officer, Treasurer       December 28, 1999
--------------------------  and Principal Accounting Officer
Carl A. Chase

                                        Exhibit Index


4.1    ClearWorks.net. Inc. Long-Term Incentive Plan and Warrant Stock Plan are incorporated by reference from our Form 10-SB/A-3, filed on October 20, 1999.

4.2    Specimen Warrant Certificate.

5.1    Opinion of Patton Boggs LLP regarding legality.

23.1   Consent of Patton Boggs LLP (included in Exhibit 5.1).

23.2   Consent of McManus & Co., P.C.

24.1   Power of Attorney (included in Part II of this registration statement under the caption "Signature").